EXHIBIT 99.2

IFOX LOGO

Contacts:
Chief Executive Officer         SVP Finance
Zach Lonstein                   William McHale
Infocrossing, Inc.              Infocrossing, Inc.
201-840-4710                    201-840-4732
zlonstein@infocrossing.com      wmchale@infocrossing.com

Media Relations                 Investor Relations
Michael Wilczak                 Matthew Hayden
Infocrossing, Inc.              Hayden Communications, Inc.
201-840-4941                    760-487-1137
mwilczak@infocrossing.com

    INFOCROSSING, INC. ANNOUNCES FOURTH QUARTER AND YEAR END CONFERENCE CALL

LEONIA, NJ, MARCH 12, 2004 Infocrossing, Inc. (Nasdaq: IFOX), a provider of strategic IT and business process outsourcing solutions, announced today the Company plans to release results for the year and quarter ended December 31, 2003 before market open on Thursday, March 18, 2004. Infocrossing has scheduled a conference call for 11:00 am Eastern on March 18th to review the results.

Anyone interested in participating should call 800-475-2151 when calling within the United States or 973-582-2710 when calling internationally. There will be a playback available until March 25, 2004. To listen to the playback, please call 877-519-4471 when calling within the United States or 973-341-3080 when calling internationally. Please use pass code 4597874 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at Infocrossing's website at www.infocrossing.com. The webcast may also be accessed at ViaVid's website at www.viavid.net. The webcast can be accessed until April 18, 2004 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit: www.microsoft.com/windows/windowsmedia/en/download/default.asp.


ABOUT INFOCROSSING (www.infocrossing.com)
Infocrossing, Inc. (IFOX) is a provider of strategic outsourcing services, delivering the computing platforms and proprietary systems that enable companies to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks and business processes to Infocrossing.


This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.